SCHEDULE 14A INFORMATION
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

DATUM INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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9975 Toledo Way
Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 30, 2002

To the Stockholders of Datum Inc.:

Please take notice that the Annual Meeting of Stockholders of Datum Inc. (the “Company”) will be held at the DoubleTree Hotel, Irvine Spectrum, 90 Pacifica Avenue, Irvine, California, on Thursday, May 30. 2002, at 10:00 a.m. local time, for the following purposes:

1. To elect two directors to Class III of the Company’s Board of Directors to serve until the 2005 Annual Meeting of Stockholders; and

2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

At the Annual Meeting, the Board of Directors intends to present G. Tilton Gardner and Michael M. Mann as the nominees for election to the Board of Directors.

Only stockholders of record on the books of the Company at the close of business on April 22, 2002 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. A majority of the outstanding shares must be represented at the Annual Meeting in order to transact business. Consequently, if you are unable to attend in person, please execute the enclosed proxy and return it in the enclosed addressed envelope. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies.

If you return your proxy, you may nevertheless attend the Annual Meeting and, if you wish, vote your shares in person.

By	Order of the Board of Directors,

DA	TUM INC.

Ro	bert J. Krist
Sec	retary

Irvine, California
April 15, 2002

9975 Toledo Way
Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 30, 2002

PROXY STATEMENT

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Datum Inc. (the “Company”) for use at the Company’s Annual Meeting of Stockholders to be held at the DoubleTree Hotel, Irvine Spectrum, 90 Pacifica Avenue, Irvine, California, on Thursday, May 30, 2002 at 10:00 a.m. local time, and at any and all adjournments or postponements thereof. All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted FOR the election of the nominees to the Board of Directors listed in the proxy. Any stockholder has the power to revoke his proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company, by presenting at the Annual Meeting a later–dated proxy executed by the person who executed the prior proxy, or by attendance at the Annual Meeting and voting in person by the person who executed the proxy.

This Proxy Statement is being mailed to the Company’s stockholders on or about April 29, 2002. The solicitation will be by mail and the cost will be borne by the Company. Expenses will also include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. Further solicitation of proxies may be made by telephone or oral communication with some stockholders by the Company’s regular employees who will not receive additional compensation for the solicitation.

OUTSTANDING SHARES AND VOTING RIGHTS

Only holders of record of the Company’s Common Stock outstanding at the close of business on April 22, 2002 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of April 11, 2002, there were 6,243,518 shares of Common Stock outstanding. On each matter to be considered at the Annual Meeting, stockholders will be entitled to cast one vote for each share held of record on April 22, 2002.

An automated system administered by the Company’s transfer agent will tabulate votes cast at the Annual Meeting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non–vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non–votes or other failures to vote will have no such effect in the election of directors, who will be elected by a plurality of the affirmative votes cast.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of April 11, 2002, (i) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the Company’s Common Stock; (ii) by each of the Company’s directors, including the Company’s Chief Executive Officer (the “CEO”); (iii) by each of the four other most highly compensated executive officers, other than the CEO (collectively the “Named Executive Officers”); and (iv) by all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the address of the persons listed below is the Company’s address.

Name and Address(1)	Outstanding Common Stock Beneficially Owned		Percent of Shares of Common Stock Beneficially Owned
State of Wisconsin Investment Board	1,036,000	(2)	16.6%
121 East Wilson Street
Madison, WI 53707
Dimensional Fund Advisors Inc.	468,100	(3)	7.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Alfred A. Boschulte, Director	200	(4)	*
Elizabeth A. Fetter, Director	7,500	(4)	*
G. Tilton Gardner, Director	26,500	(4)	*
R. David Hoover, Director	23,500	(4)(10)	*
Louis B. Horwitz, Director	213,422	(4)(5)	3.4%
Michael M. Mann, Director	68,500	(4)(6)	1.0%
Erik H. van der Kaay, Chief Executive Officer,	222,970	(4)(7)(8)	3.5%
President and Chairman of the Board
Paul E. Baia, Vice President	42,307	(4)(8)	*
Robert J. Krist, Vice President and Chief Financial Officer	15,419	(4)(8)	*
Michael J. Patrick, Vice President	31,408	(4)(8)	*
John (Jack) R. Rice, Vice President	57,360	(4)(8)	*
All Officers and Directors as a Group (11 persons)	709,086	(9)	10.6%

*	Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 11, 2002 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Information with respect to beneficial ownership is based upon the Company’s stock records and data supplied to the Company by the holders.

(2)	Based upon Schedule 13G, as amended, filed with the Securities and Exchange Commission on February 11, 2002.
(3)	Based upon Schedule 13G, as amended, filed with the Securities and Exchange Commission on February 12, 2002.
(4)
Included in the total number of shares listed are 7,500 shares for Ms. Fetter, 15,500 shares for Mr. Gardner, 19,500 shares for Mr. Hoover, 72,500 shares for Mr. Horwitz, 19,500 shares for Dr. Mann, 180,000 shares for Mr. van der Kaay, 40,175 shares for Mr. Baia, 12,500 shares for Mr. Krist, 27,500 shares for Mr. Patrick and 54,125 shares for Mr. Rice, each of which may be acquired within sixty days of April 11, 2002 upon exercise of outstanding options.

(5)	Includes 5,195 shares held for the account of Mr. Horwitz in the Company’s Savings and Retirement Plan. Does not include 31,000 shares owned by an adult child of Mr. Horwitz.
(6)
Includes 33,000 shares that are subject to shared voting and investment powers. These shares are owned by Blue Marble Development Group, Inc. Defined Benefit Pension Plan and Trust, of which Dr. Mann and his spouse are co–trustees.

(7)
Includes 30,000 shares of restricted Common Stock granted upon employment and 25,000 shares of restricted Common Stock granted in April 2001. (See “Executive Compensation—Severance and Consulting Agreements”).

(8)
Included in the total number of shares listed are 1,770 shares held for the account of Mr. van der Kaay in the Company’s Savings and Retirement Plan, 2,132 shares for Mr. Baia, 461 shares for Mr. Krist, 1,582 for Mr. Patrick and 3,122 shares held for the account of Mr. Rice.

(9)
Includes 448,800 shares that may be acquired within sixty days after April 11, 2002, upon exercise of outstanding options. Also includes 14,262 shares held for the account of officers and directors in the Company’s Savings and Retirement Plan.

(10)	Includes 4,000 shares held in trust for Mr. Hoover’s spouse, as to which he disclaims beneficial ownership.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides for a classified Board of Directors. The Board is divided into three classes designated Class I, Class II and Class III. The term of each director included in Class III expires at this Annual Meeting and, consequently, the nominees listed below under the heading “Class III” are being presented for election as directors to hold office until the Annual Meeting of Stockholders in 2005. The term of office of each director included in Class I will continue until the Annual Meeting of Stockholders in 2003. The term of office of each director in Class II will continue until the Annual Meeting of Stockholders in 2004.

Mr. Gardner and Dr. Mann are being presented by the Board for election as directors to serve as members of Class III until the Annual Meeting of Stockholders in 2005. Mr. Gardner and Dr. Mann are presently serving as directors of the Company. Unless instructed to the contrary, the shares represented by the proxies will be voted in favor of the election of Mr. Gardner and Dr. Mann as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Company’s Board of Directors. The persons receiving the highest number of votes will be elected as directors. Stockholders do not have the right to cumulate votes in the election of directors.

Certain information as of April 11, 2002 with respect to the two nominees for election as directors and with respect to each director whose term of office continues is set forth below.

Name of Individual	Age	Positions Held
Class I
R. David Hoover	56	Director
Elizabeth A. Fetter	43	Director
Class II
Erik H. van der Kaay	61	Chief Executive Officer, President and Chairman of the Board
Louis B. Horwitz	74	Director
Alfred F. Boschulte	59	Director
Class III
G. Tilton Gardner	66	Director
Michael M. Mann	62	Director

Erik H. van der Kaay is President and Chief Executive Officer of the Company and has served as Chairman of the Board since January 2000. He has been a director of the Company since his arrival at the Company in 1998. From 1990 to 1998, he held various positions within Allen Telecom, including Executive Vice President. Mr. van der Kaay is currently a director of RF MicroDevices, Comarco Inc. and TranSwitch Corporation.

Alfred F. Boschulte has been a member of the Company’s Board of Directors since June 2001. Mr. Boschulte has been Chairman of Independent Wireless One, Inc. since September 1998 and President and Chief Executive Officer of Detecon, Inc. since January 1998. From January 1996 through December 1997, he served as Managing Director of Exelcomindo, a national cellular service in Indonesia. From December 1994 through December 1995, Mr. Boschulte served as President of Tomcom, L.P. and from November 1990 through December 1994, Mr. Boschulte served as president and Chairman of Nynex Mobile Communications. Mr. Boschulte is currently a director of TranSwitch Corporation.

Elizabeth A. Fetter has been a director of the Company since March 2000. Ms. Fetter has been President, Chief Executive Officer and a director of QRS Corporation since October 2001. She served as President, Chief Executive Officer and a director of NorthPoint Communications from March 2000 to April 2001, after serving as a director since January 2000 and as NorthPoint Communications’ President and Chief Operating Officer from March 1999 to March 2000. NorthPoint Communications filed for Chapter 11 bankruptcy protection in January 2001 and subsequently sold the majority of its assets to AT&T in early 2001. Ms. Fetter previously was Vice President and General Manager of the Consumer Services Group at U.S. West since 1998 and President, Industry Markets for Pacific Bell since 1997. Ms. Fetter is currently a director of General Magic, Inc. and Berbee.

R. David Hoover has been a director of the Company since 1995. He has been President and Chief Executive Officer of Ball Corporation since January 2001. At Ball Corporation, Mr. Hoover served as Vice Chairman, President and Chief Operating Officer from April 2000 to January 2001; Vice Chairman, President and Chief Financial Officer, January 2000 to April 2000; Vice Chairman and Chief Financial Officer, January 1998 to January 2000; Executive Vice President and Chief Financial Officer, April 1997 to January 1998; Executive Vice President Chief Financial Officer and Treasurer, April 1996 to April 1997; and Executive Vice President and Chief Financial Officer, July 1995 to April 1996. Mr. Hoover is currently a director of Ball Corporation and of Energizer Holdings, Inc.

G. Tilton Gardner has been a director of the Company since 1976. Mr. Gardner is currently a Managing Director of Roth Capital Partners. From February 1993 until January 1998, Mr. Gardner was Executive Vice President of Van Kasper & Company, an investment banking firm.

Louis B. Horwitz became a member of the Company’s Board of Directors in 1975. Mr. Horwitz served as the Company’s Chairman of the Board from 1976 through 1999. Mr. Horwitz joined the Company in October 1976 as President and Chief Executive Officer and remained in such capacities until April 1998. Prior to joining the Company, he was an independent management consultant and an Executive Vice President of Xerox Data Systems. Mr. Horwitz is currently a director of STM Wireless, Inc.

Michael M. Mann became a member of the Company’s Board of Directors in 1989. Mr. Mann is the President of Blue Marble Development Group, Inc., the Chairman of Management Technology, Inc., and an outside director of several closely held companies in the technology, health services and consumer goods sectors. Dr. Mann is an adjunct professor of Industrial and Systems Engineering at the University of Southern California, serves as a chair with the TEC, and is a member of the Board of Examiners of the Malcolm Baldridge National Quality Award.

The Board of Directors met four times during the fiscal year ended December 31, 2001. Each director attended at least 75% of all Board meetings and meetings of committees on which that director served. Each member of the Board of Directors received $1,000 per month during the fiscal year ended December 31, 2001 for his or her services as a director. In addition, each other non-employee member of the Board of Directors received $1,000 for each meeting attended and $500 for each meeting of a committee of the Board attended by such director, other than committee meetings held in conjunction with meetings of the Board of Directors. In addition, under the Company’s 1994 Stock Incentive Plan, each incumbent director who was not an employee of the Company was automatically granted a non-qualified option to purchase 2,500 shares of the Company’s Common Stock on the first business day of calendar year 2001. Such options (i) have an exercise price equal to the fair market value of the Common Stock on the date of grant, (ii) vest in full one year from the date of grant and (iii) have a ten year term. The closing price of the Company’s Common Stock on January 2, 2001, as reported by the Nasdaq National Market, was $21.00.

The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee.

The Audit Committee of the Board of Directors is comprised of three independent directors and operates under a written charter approved and adopted by the Board of Directors in accordance with the applicable rules of the Securities and Exchange Commission and Nasdaq. The principal duties of the Audit Committee are (i) to recommend to the Board of Directors the selection of the Company’s independent accountants, (ii) to discuss and review with the Company’s independent accountants the audit plan, the auditors’ report and management letter and the Company’s accounting policies and (iii) to review the accounting procedures and internal control procedures recommended by the Company’s independent accountants. The Audit Committee held seven meetings during the year ended December 31, 2001. The Audit Committee is comprised of Messrs. Hoover (Chairman) and Boschulte, and Ms. Fetter.

The principal duties of the Compensation Committee are (i) to administer and approve the annual compensation rates of all officers and key employees of the Company, (ii) to administer the incentive compensation, stock award, stock option and other compensation plans of the Company and (iii) to make recommendations to the Board of Directors in connection with such plans. The Compensation Committee held two meetings during the year ended December 31, 2001. The Compensation Committee is comprised of Messrs. Gardner (Chairman), Boschulte and Mann, and Ms. Fetter.

The principal duties of the Nominating Committee are (i) to conduct reviews of the qualifications of candidates proposed for membership on the Company’s Board of Directors, and (ii) to make recommendations to the Board of Directors based on such reviews. The Nominating Committee was formed following the June 1998 meeting of the Board of Directors. The Nominating Committee held one meeting during the year ended December 31, 2001. The Nominating Committee is comprised of Messrs. Mann (Chairman), Hoover and van der Kaay.

The principal duty of the Executive Committee is to serve as an advisory board to assist the Company’s Chief Executive Officer. The Executive Committee was formed during the third quarter of 1999. The Executive Committee met three times during the year ending December 31, 2001. The Executive Committee is comprised of Messrs. Horwitz (Chairman), van der Kaay and Mann.

Executive Compensation

The following table sets forth summary information concerning compensation of the Chief Executive Officer and the Named Executive Officers for services rendered to the Company in all capacities during the three fiscal years ended December 31, 2001, 2000 and 1999.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation Awards		All Other Compensation($)(2)
		Salary($)	Bonus($)	Other Annual Compensation($)(5)	Restricted Stock Awards($)(1)	Securities Underlying Option(#)

Erik H. van der Kaay(3) President, Chief Executive Officer and Chairman of the Board	2001 2000 1999	400,000 325,000 325,563	-0- 100,000 -0-	8,305 7,800 7,782	300,000	30,000 30,000 50,000	4,875 3,638 4,875

Michael J. Patrick Vice President of Datum Inc. and President of Datum—Irvine	2001 2000 1999	224,038 174,711 149,540	51,750 287,500 32,000			10,000 10,000 10,000	5,100 4,787 4,800

John (Jack) R. Rice Vice President of Datum Inc. and President of Datum—Austin	2001 2000 1999	224,417 195,750 199,592	-0- 187,000 77,580			10,000 10,000 10,000	5,100 7,277 4,800

Robert J. Krist (4) Vice President, Chief Financial Officer and Secretary of Datum Inc.	2001 2000	200,000 29,231	24,000 10,000			-0- 50,000	5,100 692

Paul E. Baia Vice President of Datum Inc. and President Datum TT&M	2001 2000 1999	179,424 149,809 141,094	-0- 130,800 14,000			10,000 10,000 10,000	5,100 4,914 2,749

(1)
Amount shown represents 25,000 shares of Restricted Stock granted April 4, 2001, with a market value of $12.00 per share. The Restricted Stock Award vests over one year, and therefore became fully vested on April 4, 2002.

(2)	Amounts shown represent Company matching of 401(k) contributions for the Named Executive Officers and the Chief Executive Officer.
(3)	Mr. van der Kaay was elected Chief Executive Officer, President and Director effective April 6, 1998. Mr. van der Kaay was elected Chairman of the Board January 1, 2000.
(4)	Mr. Krist began his employment with the Company November 1, 2000.
(5)
Amounts include $4,555, $4,050 and $4,032 in 2001, 2000 and 1999, respectively of compensation from a company car and life insurance premiums paid on behalf of the Chief Executive Officer of $3,750 in 2001, 2000 and 1999.

Option Matters

Option Grants.    The following table sets forth certain information concerning grants of options to the Company’s Chief Executive Officer and each of the Company’s Named Executive Officers during the fiscal year ended December 31, 2001. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, the following table sets forth the hypothetical gains or “option spreads” that would exist for the options. Such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent the Company’s estimate or projection of future Common Stock prices and no assurance can be given that the rates of annual compound stock appreciation assumed for the purposes of the following table will be achieved.

Option Grants in Last Fiscal Year

					Potential Realizable Value at Assumed Rates of Stock Price Appreciation for the Option Term
	Individual Grants
Name	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in FiscalYear(1)	Exercise Price($/Sh)	Expiration Date(2)	5%($)	10%($)
Erik H. van der Kaay	30,000	23.7%	13.44	4/2/2011	253,523	642,477
Michael J. Patrick	10,000	7.9%	13.44	4/2/2011	84,507	214,159
John (Jack) R. Rice	10,000	7.9%	13.44	4/2/2011	84,507	214,159
Robert J. Krist	-0-	0.0%			-0-	-0-
Paul E. Baia	10,000	7.9%	13.44	4/2/2011	84,507	214,159

(1)
Options to purchase an aggregate of 126,500 shares of Common Stock weregranted to employees, including the Chief Executive Officer and the Named Executive Officers during the fiscal year ended December 31, 2001.

(2)
Options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment. Options become exercisable in four equal annual installments from date of grant.

Option Exercises.    The following table sets forth certain information concerning the exercise of options by the Chief Executive Officer and each of the Company’s Named Executive Officers during the fiscal year ended December 31, 2001, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2001. Also reported are the values for “in the money” options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of the Company’s Common Stock. The closing price of the Company’s Common Stock on December 31, 2001, as reported by the Nasdaq National Market, was $13.86 per share.

Aggregate Option Exercises in Last Fiscal Year
and Fiscal Year–End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)
Name	Shares Acquired On Exercise(#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Erik H. van der Kaay	-0-	-0-	122,500	107,500	187,650	193,725
Michael J. Patrick	-0-	-0-	22,500	22,500	80,800	38,525
John (Jack) R. Rice	-0-	-0-	45,375	25,125	194,310	35,710
Robert J. Krist	-0-	-0-	12,500	37,500	-0-	-0-
Paul E. Baia	-0-	-0-	31,425	23,750	70,407	35,710

Board Compensation Committee Report on Executive Compensation

The Compensation Committee has the responsibility for administering and approving compensation programs involving the Company’s executive officers, including the Company’s Chief Executive Officer. Compensation may include a base salary, a variable incentive bonus, stock options and/or stock grants. The Committee is composed of four independent, non-employee directors.

The Company’s executive compensation program is based upon the following principles:

•	There must be an appropriate correlation that provides a direct tie between each executive’s compensation and long-term stockholder value.

•	Compensation in all forms must be related to both the Company’s overall results and the individual’s performance in the execution of his or her responsibilities.

•	There must be a balance between cash incentive and equity compensation.

•	Compensation is designed to fall in the median to high range of that paid to comparable executives in other similarly sized technology companies.

•	Each compensation package must be designed to attract, retain and motivate appropriate executives.

In applying the above principles to its review of an executive officer’s compensation, the Committee subjectively reviews the performance of each executive officer but does not assign relative weights to any of the principles.

The Company has not, and does not expect to, pay any compensation for which an expense deduction would be disallowed under Section 162(m) of the Internal Revenue Code of 1986, as amended, relating to the limitation of the deduction of compensation in excess of $1,000,000 to certain executive officers of publicly held companies. Any award under the Company’s 1994 Stock

Incentive Plan should be deemed performance-based compensation and, accordingly, should not be included in the calculation of an executive officer’s compensation in determining the applicability of Section 162(m).

The Compensation Committee met in March 2001 without the Chief Executive Officer present to evaluate his performance in 2000. The Chief Executive Officer’s base salary and annual incentive bonus were determined based on a number of factors, including comparable salaries of chief executive officers of similar technology companies. The Company’s performance in 2000 and objectives set for 2001 were also considered. Mr. van der Kaay’s base salary was set at $400,000 for 2001. Mr. van der Kaay received options to purchase 30,000 shares of the Company’s Common Stock during fiscal 2001. A restricted stock award for 25,000 shares, with a one year vesting period, was also made to Mr. van der Kaay in 2001.

The compensation committee approved cash incentive bonuses for 2001 performance in March 2002 for certain of the Company’s Executive Officers. The Chief Executive Officer did not receive a cash bonus in 2002 due to the Company not achieving its financial goals in 2001. Factors considered for the cash awards to other Executive Officers included attainment of divisional profit targets and other key business objectives.

The members of the Compensation Committee believe the Company’s compensation programs are consistent with the Company goals and have been applied in a fair and even-handed manner in the best interests of the Company and its stockholders.

Members of the Compensation Committee:

G. Tilton Gardner, Chairman
Alfred F. Boschulte
Elizabeth A. Fetter
Michael M. Mann

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report and the performance graph on page 14 shall not be incorporated by reference into any such filings.

Compensation Committee Interlocks and Insider Participation

Messrs. Boschulte, Gardner and Mann, and Ms. Fetter comprised the Compensation Committee for the fiscal year ended December 31, 2001. No person who served as a member of the Compensation Committee was, during the past fiscal year, an officer or employee of the Company or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Company served as a member of the Compensation Committee (or any other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

Board Audit Committee Report

The Board of Directors has an Audit Committee which oversees the Company’s accounting and financial functions, including matters relating to the appointment and activities of the Company’s independent auditors. The Audit Committee regularly discusses with management and the outside auditors the financial information developed by the Company, the Company’s systems of internal controls and its audit process. The Audit Committee recommends to the Board each fiscal year the appointment of the independent auditors and reviews periodically the auditors’ performance and independence from management.

The Audit Committee met with the independent auditors to review and discuss the matters required to be discussed by Statement of Accounting Standards 61 (Codification of Statements on Auditing Standards), including various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company.

The Audit Committee reviewed the Company’s audited financial statements and met with both management and PricewaterhouseCoopers LLP, the Company’s independent auditors, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on these reviews and discussions the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

The Company’s Audit Committee has determined that the provision of the services provided by PricewaterhouseCoopers LLP as set forth herein are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

The Audit Committee consists of Messrs. Hoover and Boschulte, and Ms. Fetter, each of whom is “independent” as defined in Rule 4200(a)(14) of the Nasdaq listing standards. That is, the Board of Directors has determined that none of the committee members has a relationship to the Company that may interfere with his independence from the Company and its management.

Audit Committee:

R. David Hoover, Chairman
Alfred F. Boschulte
Elizabeth A. Fetter

The foregoing report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Fees of Independent Auditors PricewaterhouseCoopers LLP

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services billed during the year ended December 31, 2001 for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2001 and for the review of the financial statements included in the Company’s Forms 10-Q for the fiscal year ended December 31, 2001 were $235,100.

Financial Information Systems Design and Implementation Fees

There were no fees billed by PricewaterhouseCoopers LLP for financial information systems design and implementation professional services for the fiscal year ended December 31, 2001.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for services other than those described above for the fiscal year ended December 31, 2001 were $499,988, primarily for the preparation of the Company’s 2000 tax return and for tax consulting services.

Performance Graph

This graph compares the Company’s cumulative total return to stockholders during the past five years with that of the NASDAQ Market Index and the S&P Communications Equipment Index published by Media General Financial Services, Inc. (a list of the companies comprising the S&P Communications Equipment Index will be sent to any stockholder upon request).

The Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Employment, Severance and Consulting Agreements

In connection with the appointment of Erik H. van der Kaay as President and Chief Executive Officer of the Company, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. van der Kaay effective April 6, 1998. The Employment Agreement provides that Mr. van der Kaay will serve as President and Chief Executive Officer and, so long as he is employed under the Employment Agreement, the Company will nominate and recommend his election as a member of the Board of Directors. The Employment Agreement provides for an annual base salary of $325,000, which shall be reviewed annually by the Compensation Committee. In March 2001 the Compensation Committee increased Mr. van der Kaay’s base salary to $400,000. Mr. van der Kaay is also entitled to participate in other management incentive compensation plans. In connection with his employment, Mr. van der Kaay was granted options to purchase 120,000 shares of Common Stock under the Company’s 1994 Stock Incentive Plan. The options have an exercise price of $13.75, the fair market value on April 6, 1998, and vest in four equal annual installments. In addition, Mr. van der Kaay received a Restricted Stock Award for 30,000 shares of Common Stock under the 1994 Stock Incentive Plan, which are subject to forfeiture in the event his employment with the Company is terminated. Such shares will vest, and become non-forfeitable, over seven years, with vesting accelerated upon certain events. To date, 12,000 shares have vested in accordance with these acceleration provisions. In the event Mr. Van der Kaay is terminated by the Company without cause following April 6, 1999, he is entitle to severance pay equal to his then current monthly salary times twelve.

On October 9, 1992, the Company entered into a consulting agreement with Mr. Horwitz (the “Consulting Agreement”). The Consulting Agreement provides for consulting services to be provided commencing on the retirement of Mr. Horwitz as an officer and employee of the Company and continues for twelve months thereafter and may be renewed at the Company’s option for successive additional twelve month periods or any portion thereof. The initial term of the Consulting Agreement commenced in August 1998, and has been renewed annually to date. In the event of a “change of control” of the Company (as defined in the Executive Agreement) while the Consulting Agreement is in force, the term will be extended for a period of ten years from Mr. Horwitz’s retirement, which was in August 1998. Under the Consulting Agreement, Mr. Horwitz is to provide such advice and consultation as the Company requests, including with respect to strategic planning, management, financial analysis, product planning and other corporate matters. As compensation, Mr. Horwitz will be paid $8,333.33 per day, plus travel expenses, and will be guaranteed a minimum of twelve days of service per year. In the event of death or disability prior to the end of the term of the Consulting Agreement, or any renewal term, and prior to a change of control of the Company, Mr. Horwitz, or his estate, shall be entitled to an amount equal to the fee for twelve days of consulting. In the event of death or disability after a change of control which results in an extension of the term, Mr. Horwitz, or his estate, will be entitled to the minimum annual payments for the balance of the term. The Consulting Agreement provides that it will be binding on successors on the Company’s business.

Effective October 29, 1999, the Company entered into Severance Compensation Agreements with Erik van der Kaay, Paul Baia, Michael Patrick and Jack Rice, the Company’s executive officers. The Severance Compensation Agreements are intended to encourage the Company’s executive officers to continue to provide the Company with their best efforts in the circumstance that a change in control of the Company is proposed. Each of the Severance Compensation Agreements have a three year term commencing upon a “change in control” (as defined) of the Company, and provide that if the executive is terminated within two years of a change in control (other than through the executive’s death, disability, retirement, termination for “cause” or resignation without “good reason” (both terms as defined)), the executive shall be entitled to a severance payment equal to the sum of (a) the executive’s highest base salary in effect during the twelve months leading up to the change in control; and (b) the executive’s incentive compensation bonus for the year in which the termination takes place, calculated as though all performance criteria with respect thereto had been met; such sum to be multiplied by (i) in the case of Mr. van der Kaay, 2.99; and (ii) in the case of Messrs. Baia, Patrick and Rice, 1.0. The Severance Compensation Agreements also provide that all unvested options and restricted stock held by the executive shall vest as of such termination, and that the executive shall continue to be eligible to receive the health and insurance benefits he was receiving as of such termination until the earlier to occur of one year and the date the executive is covered by benefits offered by a new employer.

Effective December 8, 2000, the Company entered into a Severance Compensation Agreement with Robert J. Krist, the Company’s Chief Financial Officer. The Severance Compensation Agreement is intended to encourage Mr. Krist to continue to provide the Company with his best efforts in the circumstance that a change in control of the Company is proposed. The Severance Compensation Agreement has a three year term commencing upon a “change in control” (as defined) of the Company, and provide that if he is terminated within two years of a change in control (other than through the executive’s death, disability, retirement, termination for “cause” or resignation without “good reason” (both terms as defined)), he shall be entitled to a severance payment equal to the sum of (a) his highest base salary in effect during the twelve months leading up to the change in control; and (b) his incentive compensation bonus for the year in which the termination takes place, calculated as though all performance criteria with respect thereto had been met; such sum to be multiplied by 2.0. The Severance Compensation Agreement also provides that all unvested options and restricted stock held by Mr. Krist shall vest as of such termination, and that he shall continue to be eligible to receive the health and insurance benefits he was receiving as of such termination until the earlier to occur of one year and the date he is covered by benefits offered by a new employer.

Effective July 11, 2001, the Company entered into a Severance Compensation Agreement with Ilan Havered, the Company’s Vice President of International Sales and Marketing. The Severance Compensation Agreement is intended to encourage Mr. Havered to continue to provide the Company with his best efforts in the circumstance that a change in control of the Company is proposed. The Severance Compensation Agreement has a three year term commencing upon a “change in control” (as defined) of the Company, and provide that if he is terminated within two years of a change in control (other than through the executive’s death, disability, retirement, termination for “cause” or resignation without “good reason” (both terms as defined)), he shall be entitled to a severance payment equal to the sum of (a) his highest base salary in effect during the twelve months leading up to the change in control; and (b) his incentive compensation bonus for the year in which the termination takes place, calculated as though all performance criteria with respect thereto had been met; such sum to be multiplied by 1.0. The Severance Compensation Agreement also provides that all unvested options and restricted stock held by Mr. Havered shall vest as of such termination, and that he shall continue to be eligible to receive the health and insurance benefits he was receiving as of such termination until the earlier to occur of one year and the date he is covered by benefits offered by a new employer.

COMPLIANCE WITH SECTION 16(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’ equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, and written representations from reporting persons that no other reports were required, the Company believes that, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% owners were satisfied, except that Alfred F. Boschulte filed his Form 3 late.

INDEPENDENT ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP, the Company’s independent accountants for the fiscal year ended December 31, 2001, was selected by the Board of Directors, upon recommendation of the Audit Committee of the Board of Directors, to act in the same capacity for the fiscal year ending December 31, 2002.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement if they so desire and respond to appropriate questions.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

The Company intends to mail next year’s proxy statement to our stockholders on or about April 30, 2003. All proposals of stockholders intended to be presented at the Company’s 2003 Annual Meeting of Stockholders must be directed to the attention of the Secretary of the Company, at the address of the Company set forth on the first page of this Proxy Statement before January 1, 2003, in order to be considered for inclusion in our proxy statement and form of proxy for that annual meeting.

With respect to the 2003 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement by March 15, 2003, the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

ANNUAL REPORT

The Company’s Annual Report to Shareholders on Form 10-K containing audited balance sheets as of the years ended December 31, 2001, and 2000, and audited statements of operations and changes of cash flows for the three years ended December 31, 2001, accompanies this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matter which will be acted upon at the Annual Meeting. If any other matters are properly presented for action at the Annual Meeting or at any adjournment or postponement thereof, the persons named in the enclosed form of proxy will have discretion to vote on such matters in accordance with their best judgment.

By	Order of the Board of Directors,

DA	TUM INC.

Ro	bert J. Krist
Sec	retary

Irvine, California
April 15, 2002

COPIES OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10–K FOR THE YEAR ENDED DECEMBER 31, 2001 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, DATUM INC., 9975 TOLEDO WAY, IRVINE, CALIFORNIA 92618.

PROXY

9975 TOLEDO WAY
IRVINE, CALIFORNIA 92618

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

The undersigned hereby appoints Erik H. van der Kaay and Robert J. Krist as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Datum Inc. held of record by the undersigned on April 22, 2002, at the Annual Meeting of Stockholders to be held on May 30, 2002 and at any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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COMMON STOCK

Please mark your votes as indicated in this example.

X
FOR ALL nominees listed (except as indicated to the contrary hereon)	WITHHOLD AUTHORITY to vote for all nominees listed
1.  Election of Directors to Class III
Instruction: To withhold authority to vote for
and individual nominee, write that nominee’s
name in the space provided below:

Nominees:   01  Titton Gardner
    02  Michael M. Mann

☐	☐

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE.

All other proxies heretofore given by the undersigned to vote share of stock of Datum Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment thereof, are hereby expressly revoked.

Signature(s)	Dated 2002

Please date this Proxy and sign it exactly as your name or names appear above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized director. If shares are held by a partnership, please sign in partnership name by an authorized person.

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